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                                                                      Exhibit 21

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                                                              NAME UNDER WHICH
SUBSIDIARY NAME                                               BUSINESS IS CONDUCTED
---------------                                               ---------------------

Consolidated Asset Management                                 Consolidated Asset Management
Company, Inc.                                                 Company, Inc.

Harmon Railway Systems                                        Harmon Railway Systems
International Corporation                                     International Corporation

Vaughan Harmon Systems, Ltd.                                  Vaughan Harmon Systems, Ltd.

Vale Harmon Enterprises, Ltd.                                 Vale Harmon Enterprises, Ltd.

Harmon Industries Australia Pty. Ltd.                         Harmon Industries Australia Pty. Ltd.

Industrias Harmon de Mexico, SA de CV                         Industrias Harmon de Mexico, SA de CV

CSS, Inc.                                                     CSS, Inc.

SES CO, Inc.                                                  SES CO, Inc.

Seaboard Systems Co., Inc.                                    Seaboard Systems Co., Inc.

DJR, Inc.                                                     DJR, Inc.

Golden Gate Switchgear, Inc.                                  Golden Gate Switchgear, Inc.

Harmon Control and Information Systems, Inc.                  Harmon Control and Information Systems, Inc.

Siliani Harmon S.p.A.                                         Siliani Harmon S.p.A.

Siliani Elettronica ed Impianti S.p.A.                        Siliani Elettronica ed Impianti S.p.A.

Centro Servizi S.r.L.                                         Centro Servizi S.r.L.
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